                                                                Exhibit 10.36B

              [Letterhead of Allied Healthcare International Inc.]

                                               December 2, 2003

Ms. Sarah L. Eames
555 Madison Avenue
New York, New York 10022

Dear Ms. Eames:

         This will confirm our agreement with respect to the matters set forth below, as follows:

         1. You are presently indebted to Allied Healthcare International Inc.
(the "Company") in the aggregate amount of $418,718 representing principal and accrued interest through the date hereof on that certain loan from the Company to you evidenced by a promissory note dated April 30, 2002 (the "Loan");

         2. Concurrent with the execution hereof, you shall tender to the
Company and the Company shall accept, in full payment and satisfaction of the
Loan, 73,459 shares of common stock of the Company, which shares have been held by you for at least one year prior to the date hereof. Such amount shall be allocated to accrued interest and principal in the manner set forth in the note evidencing the Loan.

         3. The Company shall hold you harmless and shall pay to you on demand, all amounts which you may incur, or be subject to, for United States federal,
New York State and, if applicable, New York City income taxes on account of or with respect to the Transaction, including any amount of such income taxes which may actually be included as a result of the receipt of any payment required to be made pursuant to this Paragraph 3. The Company may withhold from any amount owed or to be paid to you under this Agreement any amount required by law to be withheld for taxes or otherwise. Amounts withheld by the Company from any payment pursuant to this Paragraph 3 shall be timely paid to the appropriate taxing authority, and such payments shall be treated as having been paid to you by the Company for purposes of this Agreement.

                [Remainder of the page intentionally left blank]

         Please indicate your agreement with the foregoing by countersigning this letter where indicated below.

                             Sincerely yours,

                             ALLIED HEALTHCARE INTERNATIONAL INC.

                             By:    /s/ Timothy M. Aikten
                                -------------------------
                                    Name:  Timothy M. Aitken
                                    Title: Chairman and Chief Executive Officer

AGREED TO:

/s/ Sarah L. Eames
------------------------------------
Sarah L. Eames